EXHIBIT 99.2

Harleysville National Corporation
Dividend Reinvestment and Stock Purchase Plan
Enrollment Form

HARLEYSVILLE NATIONAL CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

ENROLLMENT FORM

ENROLLMENT IN THE PLAN

I wish to enroll in Harleysville's Dividend Reinvestment and Stock Purchase Plan and name American Stock Transfer & Trust Company LLC as administrator as described in the plan prospectus. I authorize the administrator to take the following action:

ACCOUNT NAME AND ADDRESS	ACCOUNT NUMBER

Social Security/Tax I.D. Number	PRINT - Name of Account Owner

Signature of Account Owner

Social Security/Tax I.D. Number	PRINT - Name of Account Owner

Signature of Account Owner

  Mailing Address                                                                                     Apt. No.

City                                State                                Zip           Daytime Phone Number

DIVIDEND PAYMENT AND REINVESTMENT PARTICIPATION (Please check ONE box.)

Check the participation option in which you wish to enroll. Under either option, a plan participant may make cash investments in any amount ranging from a minimum of $100 per payment to $100,000 per quarter as defined in the prospectus.

( ) FULL REINVESTMENT	( ) PARTIAL REINVESTMENT
All dividends reinvested.	Invest the dividend on ________* of my shares and pay balance in cash. Dividends will be reinvested on ALL shares enrolled in the plan. (*Indicate number of shares to be subject to the plan.)

( ) CASH ONLY PAYMENT	( ) VOLUNTARY (OPTIONAL) CASH
All dividends are paid in cash.	PAYMENT All dividends are paid in cash for shares you presently hold. Dividends paid on future shares purchased with voluntary cash payments will be reinvested

If no participation option is selected, the administrator will assume you desire FULL reinvestment of your dividends.

Please use the following addresses and telephone number to contact the Administrator:
For Inquiries: American Stock Transfer & Trust Company LLC	For transactions: American Stock Transfer and Trust Company LLC
Attention: Shareholder Relations Dept	Attn: Plan Administration Dept.
6201 15th Avenue	P.O. Box 922 Wall Street Station
Brooklyn, NY 11219	New York, NY 10269-0560
Phone Toll Free 1- 877-534-8323